Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of LINKBANCORP, Inc. Form 8-K filed on March 31, 2022, and we agree with the statements made therein.

/s/ Hacker, Johnson & Smith PA

Hacker, Johnson & Smith PA

Tampa, Florida

March 31, 2022